Exhibit 5.2

[Letterhead of Sullivan & Cromwell LLP]

June 7, 2024

DraftKings Inc.,
       222 Berkeley Street, 5th Floor,
              Boston, MA 02116.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of DraftKings Inc., a Nevada corporation (the “Company”), (ii) shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants of the Company to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”), (v) purchase contracts of the Company (the “Purchase Contracts”) and (vi) units of the Company (the “Units,” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Purchase Contracts, the “Securities”), pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion that:

1.            Debt Securities. When the Registration Statement has become effective under the Act, when the indenture relating to the relevant Debt Securities has been duly authorized, executed and delivered, when the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly authorized, executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated by the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.            Warrants. When the Registration Statement has become effective under the Act, when the terms of the warrant agreement under which the Warrants are to be issued have been duly established and the warrant agreement has been duly authorized, executed and delivered by the parties thereto, when the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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3.            Purchase Contracts. When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which the Purchase Contracts are to be issued have been duly established and such governing documents have been duly authorized, executed and delivered by the parties thereto, when the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and such Purchase Contracts have been duly authorized, executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated by the Registration Statement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.            Units. When the Registration Statement has become effective under the Act, when the terms of the unit agreement under which the Units are to be issued have been duly established and the unit agreement has been duly authorized, executed and delivered by the parties thereto, when the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable unit agreement and the Units have been duly authorized, executed and authenticated in accordance with the applicable unit agreement and issued and sold as contemplated by the Registration Statement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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In connection with our opinion set forth in paragraphs (1) through (4) above, we have assumed that at the time of the issuance, sale and delivery of each particular Security, the authorization of the Securities will not have been modified or rescinded and, with respect to each Security, that such Security will conform to the draft forms of the Securities examined by us.

In connection with our opinion set forth in paragraphs (1) through (4) above, we have assumed that at the time of the issuance, sale and delivery of each particular Security there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and that the issuance, sale and delivery of such Security, all of the terms of such Security and the performance by the Company of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument then binding upon the Company.

In connection with our opinion set forth in paragraphs (1) through (4) above, we have assumed with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the draft forms of Securities examined by us would not require the Company to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Company to issue, sell and deliver such Security.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on such a Security would be required to render such judgment in the foreign currency or currency unit in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

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The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Nevada law, we note that you have received an opinion, dated June 7, 2024, of Greenberg Traurig, LLP.

In rendering the foregoing opinions, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers and we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Nevada, an assumption which we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell